Exhibit 99.1

SIRVA WORLDWIDE, INC.,

THE FOREIGN SUBSIDIARY BORROWERS PARTIES HERETO,

THE SEVERAL LENDERS
FROM TIME TO TIME PARTIES HERETO,

JPMORGAN CHASE BANK, N.A.
as administrative agent

and

J.P. MORGAN SECURITIES INC.

as sole lead arranger and sole bookrunner

FIRST AMENDMENT TO THE CREDIT AGREEMENT

$490,000,000 TRANCHE B TERM LOAN FACILITY

December 8, 2004

FIRST AMENDMENT, dated as of December 8, 2004 (this “First Amendment”), to the Credit Agreement, dated as of December 1, 2003 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SIRVA WORLDWIDE, INC., a Delaware corporation (the “Parent Borrower”), the Foreign Subsidiary Borrowers from time to time parties to the Credit Agreement (together with the Parent Borrower, the “Borrowers”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Existing Lenders” and, together with the Tranche B Term Loan Lenders (as defined below), the “Lenders”), JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other Agents parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Existing Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Parent Borrower and/or certain of the Parent Borrower’s wholly owned subsidiaries propose to acquire (the “ERC Acquisition”) all of the outstanding capital stock of Executive Relocation Corporation (“ERC”) for approximately $100,000,000 (excluding fees and expenses of approximately $5,000,000, and excluding the pay-off of approximately $140,000,000 of working capital indebtedness of ERC) pursuant to the terms of an acquisition agreement, dated as of November 9, 2004 (the “Acquisition Agreement”), among the Parent Borrower, ERC and certain other parties;

WHEREAS, in connection with the ERC Acquisition, the Parent Borrower also intends to refinance its existing term loans of $415,000,000 with new term loans;

WHEREAS, in order to finance a portion of the purchase price of the ERC Acquisition, the Parent Borrower intends to commence a Permitted Receivables Transaction (as defined in the Credit Agreement) to securitize certain receivables of ERC and has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement to allow for the proceeds of the ERC Receivables Transaction (as defined below) to finance a portion of the ERC Acquisition;

WHEREAS, the Parent Borrower has requested that the Administrative Agent and the Lenders agree to amend certain other provisions of the Credit Agreement, and has requested that the Lenders authorize the Administrative Agent to enter into an amendment to the guarantee and debenture, dated January 27, 2004 (the “Guarantee and Debenture”), among Pickfords Limited, certain of its subsidiaries and the Administrative Agent, all upon the terms and conditions contained herein; and

WHEREAS, the Parent Borrower has asked J.P. Morgan Securities Inc. to act as exclusive sole lead arranger and sole bookrunner for this First Amendment and J.P. Morgan Securities Inc. has agreed to serve in such capacity;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.     Defined Terms.  Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.

2.     Consent and Waiver; Receivables Transaction.  For the avoidance of doubt, each Lender, by its execution and delivery of a Lender Addendum (as defined below), hereby consents and agrees that (a) the Parent Borrower shall not be required to apply the Permitted Receivables Transaction Prepayment Amount in respect of the ERC Receivables Transaction toward the reduction of the Revolving Credit Commitments and/or the prepayment of Term Loans in accordance with subsections 4.4(e) and 8.2(g) of the Credit Agreement, (b) subsections 2.1(a), 2.3 and 4.4(e) and 8.2(g) of the Credit Agreement shall not apply to temporarily reduce the availability of Revolving Credit Loans by an amount equal to the Permitted Receivables Transaction Prepayment Amount in respect of the ERC Receivables Transaction and (c) failure to comply with such subsections shall not constitute a Default or an Event of Default as long as, upon the consummation of the initial funding under the ERC Receivables Transaction and the application of proceeds thereof, no Default or Event of Default has occurred and is continuing (after giving effect to this Amendment).

3.     Amendments to Subsection 1.1.  Subsection 1.1 of the Credit Agreement is hereby amended by inserting, in proper alphabetical order, the following new or substitute defined terms and related definitions:

“Applicable Margin”:  (a) as applied to any given type of Revolving Credit Loans, the rate per annum determined pursuant to the Pricing Grid, all as more particularly set forth in the two immediately succeeding sentences and (b) as applied to any given type of Term Loans, (i) with respect to ABR Loans, 1.00% per annum and (ii) with respect to Eurocurrency Loans, 2.00% per annum.  The Applicable Margins in respect of Revolving Credit Loans will be adjusted on each Adjustment Date subsequent to the First Amendment Effective Date to the applicable rate per annum set forth under the heading “Applicable Margin for ABR Loans” or “Applicable Margin for Eurodollar Loans” on the Pricing Grid which corresponds to the Consolidated Leverage Ratio determined from the financial statements and compliance certificate relating to the end of the fiscal quarter immediately preceding such Adjustment Date; provided that in the event that the financial statements required to be delivered pursuant to subsection 7.1(c) or 7.1(d), as applicable, and the related compliance certificate required to be delivered pursuant to subsection 7.2(b), are not delivered when due, then

(1)           if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered (without giving effect to any applicable cure period) and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin in respect of Revolving Credit Loans during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (3) below, be the Applicable Margin as so increased;

(2)           if such financial statements and certificate are delivered after the date such financial statements and certificate were required to be delivered and the Applicable Margin decreases from that previously in effect as a result of the delivery of such financial statements, then such decrease in the Applicable Margin shall not become applicable until the date upon which the financial statements and certificate actually are delivered; and

(3)           if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, for the period from the date upon which such financial statements and certificate were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin in respect of Revolving Credit Loans shall be 1.25% per annum, in the case of ABR Loans, and 2.25% per annum, in the case of Eurocurrency Loans (it being understood that the foregoing shall not limit the rights of the Administrative Agent and the Lenders set forth in Section 9).

“Commitment”:  as to any Lender, the sum of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

“Continuing Term Loan Lender”:  any Lender which holds Original Term Loans prior to the First Amendment Effective Date and a Tranche B Term Loan from and after the First Amendment Effective Date.  Any Continuing Term Loan Lender shall be deemed to be a Tranche B Term Loan Lender from and after the First Amendment Effective Date.

“Converted Term Loan”:  as defined in subsection 2.5(b) hereof.

“ERC”:  Executive Relocation Corporation, a Michigan corporation.

“ERC Acquisition”:  the acquisition by the Parent Borrower and/or its Wholly Owned Subsidiaries of all of the outstanding capital stock of ERC.

“ERC Receivables Transaction”:  a securitization of receivables of ERC initially entered into in connection with the financing of a portion of the purchase price of the ERC Acquisition, and any refinancing or replacement thereof; provided that (a) in each case such securitization, and any refinancing or replacement thereof, shall be a Permitted Receivables Transaction and (b) ERC is a Wholly Owned Subsidiary of the Parent Borrower and is not a Subsidiary of SIRVA Relocation LLC.

“European Speciality Transportation”:  (a) the collective reference to the following Subsidiaries of the Parent Borrower:  midiData Logistik GmbH, SIRVA Netherlands BV and North American (UK) Ltd., and/or (b) the assets comprising and/or primarily used in the business engaged in by such Subsidiaries.

“First Amendment”:  the First Amendment, dated as of December 8, 2004, to this Agreement.

“First Amendment Effective Date”:  the date on which the conditions precedent set forth in Section 23 of the First Amendment shall have been satisfied or waived, which date is December 23, 2004.

“Lender Addendum”:  as defined in Section 23 of the First Amendment.

“Original Term Loan Commitment”:  as to any Existing Lender, the obligation of such Existing Lender to make an Original Term Loan to the Parent Borrower hereunder on the Closing Date.  The original aggregate amount of the Original Term Loan Commitment was $425,000,000.

“Original Term Loans”:  the term loans made to the Parent Borrower pursuant to this Agreement on the Closing Date.  As of the First Amendment Effective Date, each of the Original Term Loan Commitments and the aggregate outstanding principal amount of Original Term Loans is $0.

“Original Term Loan Lenders”:  Lenders which hold Original Term Loans immediately prior to the First Amendment Effective Date.

“Other Representatives”:  each of J.P. Morgan Securities Inc., in its respective capacities as sole bookrunner and sole lead arranger of the Tranche B Term Loan Commitments/Conversions hereunder and as joint bookrunner and joint lead arranger of the Original Term Loan Commitments and the Revolving Credit Commitments hereunder, BAS, in its respective capacities as joint bookrunner and joint lead arranger of the Original Term Loan Commitments and the Revolving Credit Commitments hereunder and as Syndication Agent, Credit Suisse First Boston, in its capacity as a Documentation Agent, Deutsche Bank Securities Inc., in its capacity as a Documentation Agent, Goldman Sachs Credit Partners L.P., in its capacity as a Documentation Agent, and the Issuing Lender, in its capacity as such.

“Pricing Grid”:  with respect to Revolving Credit Loans:

Consolidated Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for Eurocurrency Loans
Greater than or equal to 2.75 to 1.00	1.25%	2.25%
Greater than or equal to 1.75 to 1.00 but less than 2.75 to 1.00	1.00%	2.00%
Less than 1.75 to 1.00	0.75%	1.75%

“Term Loan Commitments”:  prior to the First Amendment Effective Date, the Original Term Loan Commitments; and from and after the First Amendment Effective Date, the Tranche B Term Loan Commitments/Conversions.

“Term Loan Lenders”:  prior to the First Amendment Effective Date, the Original Term Loan Lenders; and from and after the First Amendment Effective Date, the Tranche B Term Loan Lenders.

“Term Loan Percentage”:  as to any Term Loan Lender at any time, the percentage which such Lender’s Term Loan Commitment constitutes of the aggregate Term Loan Commitment (or, at any time after the First Amendment Effective Date, the percentage which such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of Term Loans then outstanding).

“Term Loan Refinancing”:  the refinancing in full (including by way of conversion of Original Term Loans into Tranche B Term Loans) of the outstanding Original Term Loans with the proceeds of the Tranche B Term Loans.

“Term Loans”:  prior to the First Amendment Effective Date, the Original Term Loans; and from and after the First Amendment Effective Date, the Tranche B Term Loans.

“Tranche B Term Loan Commitment/Conversion”:  as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan (or, in the case of a Continuing Term Loan Lender, to convert such Lender’s Original Term Loans as provided for in subsection 2.5(b)) to the Parent Borrower hereunder in a principal amount not to exceed the amount agreed to by the Parent Borrower, the Administrative Agent and such Lender.  The original aggregate amount of the Tranche B Term Loan Commitments/Conversions is $490,000,000.

“Tranche B Term Loan Lender”:  each Lender which has a Tranche B Term Loan Commitment/Conversion or which has a Tranche B Term Loan outstanding hereunder.

“Tranche B Term Loans”:  as defined in subsection 2.5(a) hereof.

“Transportation Solutions”:  the Transportation Solutions business segment of North American Van Lines, Inc.

4.     Amendment to Subsection 2.4.  Subsection 2.4(a)(i) of the Credit Agreement is amended by deleting the amount “$10,000,000” and substituting therefor the amount “$20,000,000”.

5.     Amendment to Subsection 2.5.  Subsection 2.5 of the Credit Agreement is hereby amended in its entirety as follows:

2.5           Tranche B Term Loans.  (a)  The Original Term Loans were made to the Parent Borrower on the Closing Date.  Subject to the terms and conditions hereof, each Tranche B Term Loan Lender and each Continuing Term Loan Lender severally agrees to make a term loan (which, in the case of a Continuing Term Loan Lender, may be made by converting all of such Continuing Term Loan Lender’s Original Term Loans pursuant to clause (b) of this subsection) (collectively, the “Tranche B Term Loans”) to the Parent Borrower on the First Amendment Effective Date in a principal amount not to exceed the amount of such Lender’s Tranche B Term Loan Commitment/Conversion set forth on Schedule I to its Lender Addendum.  The Term Loans may from time to time be (x) Eurocurrency Loans in Dollars, (y) ABR Loans in Dollars or (z) a combination thereof, as determined by the Parent Borrower and notified to the Administrative Agent in accordance with subsections 2.7 and 4.2.

(b)           In connection with the making of the Tranche B Term Loans pursuant to clause (a) above, by delivering notice to the Administrative Agent three Business Days prior to the First Amendment Effective Date, any Continuing Term Loan Lender may elect to make all of such Lender’s Tranche B Term Loan requested by the Parent Borrower in accordance with subsection 2.7 to be made on the First Amendment Effective Date by converting all of the outstanding principal amount of the Original Term Loans held by such Lender into Tranche B Term Loans (each, a “Converted Term Loan”).  On the First Amendment Effective Date, the Converted Term Loans shall be converted for all purposes of this Agreement into Tranche B Term Loans, and the Administrative Agent shall record in the Register the aggregate amounts of Converted Term Loans.  Any written notice to the Administrative Agent delivered by an applicable Lender pursuant to this subsection shall specify the amount of such Lender’s Tranche B Term Loan Commitment/Conversion and the principal amount of the Original Term Loans held by such Lender that are to be converted into Tranche B Term Loans.

(c)           Notwithstanding any provision of this Agreement, the provisions of subsections 4.10, 4.11, 4.12, 4.13, 4.14 and 11.5 as in effect immediately prior to the First Amendment Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the First Amendment Effective Date.

6.     Amendment to Subsection 2.6.  Subsection 2.6 of the Credit Agreement is hereby amended in its entirety as follows:

2.6  Tranche B Term Notes.  (a) The Parent Borrower agrees that, upon the request to the Administrative Agent by any Tranche B Term Loan Lender made on or prior to the First Amendment Effective Date or in connection with any assignment pursuant to subsection 11.6(b), in order to evidence such Lender’s Tranche B Term Loan, the Parent Borrower will execute and deliver to such Lender a promissory note substantially in the form of Exhibit A-2 (each, as amended, supplemented, replaced or otherwise modified from time to time, a “Term Note”), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Tranche B Term Loan Lender and in a principal amount equal to the lesser of (i) the amount set forth on Schedule I to such Lender’s Lender Addendum as its Tranche B Term Loan Commitment/Conversion and (ii) the unpaid principal amount of the Tranche B Term Loans made by such Tranche B Term Loan Lender to the Parent Borrower.  Each Term Note shall (x) be dated the First Amendment Effective Date, (y) be payable as provided in subsection 2.6(b) and (z) provide for the payment of interest in accordance with subsection 4.1.

(b)  The aggregate Tranche B Term Loans of all the Tranche B Term Loan Lenders shall be payable in consecutive semi-annual installments (subject to reduction as provided in subsection 4.4), on the dates and in the principal amounts equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates (or, if less, the aggregate amount of the Tranche B Term Loans then outstanding):

Date	Amount
March 31, 2006	$1,225,000
June 30, 2006	$1,225,000
September 30, 2006	$1,225,000
December 31, 2006	$1,225,000
March 31, 2007	$1,225,000
June 30, 2007	$1,225,000
September 30, 2007	$1,225,000
December 31, 2007	$1,225,000
March 31, 2008	$1,225,000
June 30, 2008	$1,225,000
September 30, 2008	$1,225,000
December 31, 2008	$1,225,000
March 31, 2009	$1,225,000
June 30, 2009	$1,225,000
September 30, 2009	$1,225,000
December 31, 2009	$1,225,000
March 31, 2010	$117,600,000
June 30, 2010	$117,600,000
September 30, 2010	$117,600,000
Final Maturity Date	$117,600,000

7.     Amendment to Subsection 2.7.  Subsection 2.7 of the Credit Agreement is hereby amended in its entirety as follows:

2.7  Procedure for Term Loan Borrowing.  The Parent Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:30 P.M., New York City time), at least (a) three Business Days prior to the First Amendment Effective Date if all or any part of the Tranche B Term Loans are to be initially Eurocurrency Loans or (b) one Business Day prior to the First Amendment Effective Date, in all other cases, requesting that the Tranche B Term Loan Lenders and Continuing Term Loan Lenders make the Tranche B Term Loans (which, in the case of a Continuing Term Loan Lender, may be made by converting Converted Term Loans into Tranche B Term Loans) on the First Amendment Effective Date and specifying (i) the amount to be borrowed, (ii) whether the Tranche B Term Loans are to be initially Eurocurrency Loans, ABR Loans or a combination thereof and (iii) if the Tranche B Term Loans are to be entirely or partly Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor.  Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof.  Each Tranche B Term Loan

Lender will (except, with respect to any Continuing Term Loan Lender, to the extent of any of its Original Term Loans converted into Tranche B Term Loans pursuant to subsection 2.5(b)) make the amount of its pro rata share of the Tranche B Term Loans available to the Administrative Agent for the account of the Parent Borrower at the office of the Administrative Agent specified in subsection 11.2 prior to 10:00 A.M., New York City time, on the First Amendment Effective Date in Dollars and in funds immediately available to the Administrative Agent.  The Administrative Agent shall on such date credit the account of the Parent Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders and in like funds as received by the Administrative Agent.

8.     Amendment to Subsection 4.1(d).  Subsection 4.1(d) of the Credit Agreement is hereby amended in its entirety as follows:

(d)  Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand and (ii) all unpaid interest through the First Amendment Effective Date on Converted Term Loans shall be deemed to be due on the First Amendment Effective Date.

9.     Amendments to Subsection 4.4.

(a)  Subsection 4.4(a) is hereby amended by (i) deleting the “.” at the end of the first sentence thereof and substituting in lieu thereof:

; provided that, during the period from the First Amendment Effective Date to but excluding the first anniversary of the First Amendment Effective Date, any optional prepayment of the Term Loans of any Term Lender using proceeds of Indebtedness incurred by the Parent Borrower from a substantially concurrent issuance or incurrence of syndicated term loans provided by one or more banks or other financial institutions for which the interest rate payable thereon is lower than the Eurocurrency Rate on the date of such optional prepayment plus the Applicable Margin with respect to the Term Loans at the time of such optional prepayment shall be accompanied by payment of a 1% prepayment premium on the principal amount of such Term Lender’s Term Loan prepaid (unless such prepayment premium is waived by such Lender).

and (ii) deleting the “.” at the end of the third sentence thereof and substituting the following in lieu thereof:

and, if applicable, the prepayment premium provided for in the first sentence of this subsection 4.4(a)

(b)  Subsection 4.4(c)(ii) of the Credit Agreement is hereby amended in its entirety to read as follows:

(ii)  the Parent Borrower or any of its Subsidiaries shall make an Asset Sale (other than pursuant to clauses (i), (ii), (iii), (iv), (v) (vi), (viii), (x), (xiii) and (xiv) of subsection 8.6(a)),

(c)  Subsection 4.4(e) of the Credit Agreement is hereby amended by inserting the following parenthetical immediately after the words “or at any time thereafter increases the Attributable Debt in respect thereof”:

(excluding the ERC Receivables Transaction to the extent no Default or Event of Default has occurred and is continuing at the time of consummation of the initial funding under the ERC Receivables Transaction and the application of proceeds thereof)

10.   Amendment to Subsection 5.16.  Subsection 5.16 of the Credit Agreement is hereby amended by deleting the words “Closing Date” and substituting therefor the words “First Amendment Effective Date”.

11.   Amendment to Subsection 5.17.  Subsection 5.17 of the Credit Agreement is hereby amended by replacing the first sentence thereof with the following:

The proceeds of the Tranche B Term Loans shall be used by the Parent Borrower for the Term Loan Refinancing, to finance a portion of the purchase price of the ERC Acquisition and to pay certain transaction fees and expenses related to the ERC Acquisition and the Term Loan Refinancing.

12.   Amendment to Subsection 7.4.  Subsection 7.4 of the Credit Agreement is hereby amended by adding the phrase “, and business of the same general type as conducted by ERC and its Subsidiaries on the First Amendment Effective Date” immediately after the phrase “on the Closing Date”.

13.   Amendment to Section 7.  Section 7 of the Credit Agreement is hereby amended by inserting the following new subsection at the end thereof:

7.13  ERC Restructuring.  (a) Cause any immediate parent of ERC (so long as such parent is the Parent Borrower or any Subsidiary of a Parent Borrower) to be a party, promptly following the ERC Acquisition, to the Guarantee and Collateral Agreement as a Guarantor, Grantor and Pledgor (as defined therein).

(b)           In connection with any sale, dividend, contribution or other transfer of any shares of Capital Stock of ERC (or any immediate parent of ERC) to the Parent Borrower or any Subsidiary of the Parent Borrower, or any issuance of any shares of Capital Stock of ERC (or any immediate parent of ERC) to the Parent Borrower or any Subsidiary of the Parent Borrower, promptly following such sale, dividend, contribution, transfer or issuance, and in any case within 90 days thereafter, (a) cause (to the extent such Capital Stock is not otherwise pledged pursuant to and in accordance with the Guarantee and Collateral Agreement) the Parent Borrower and/or any Subsidiary of the Parent Borrower that is the holder of any such capital stock to execute and deliver to the Administrative Agent a stock pledge agreement (which, if practicable, may take the form of an assumption agreement with respect to the Guarantee and Collateral Agreement), in form and substance reasonably satisfactory to the Administrative Agent, pledging all such Capital Stock to the Administrative Agent for the benefit of the Secured Parties (as defined in the Guarantee and Collateral Agreement), (b) take any reasonable actions (as determined by the Administrative Agent in its reasonable judgment) to perfect the security interests created thereby, and (c) cause to be delivered customary legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, covering such matters in connection with such pledges as the Administrative Agent may reasonably request.

14.   Amendment to Subsection 8.2.  (a) Subsection 8.2(g) of the Credit Agreement is hereby amended by inserting the following parenthetical immediately after the words “and upon any subsequent increase in the Attributable Debt in respect thereof”:

(excluding the ERC Receivables Transaction)

(b) Subsection 8.2 is hereby amended by (i) deleting the word “and” at the end of clause (q) thereof, (ii) deleting the “.” at the end of clause (r) thereof and substituting “; and “ in lieu thereof and (iii) inserting the following new clause (s) at the end thereof:

(s)           unsecured Indebtedness of the Parent Borrower or any Subsidiary of the Borrower owing to Holding in an aggregate principal at any one time outstanding not to exceed $30,000,000; provided that after giving pro forma effect to the incurrence of any such Indebtedness, the Parent Borrower shall be in compliance with subsection 8.1 hereof.

15.   Amendments to Subsection 8.6(a).  (a) Subsection 8.6(a) of the Credit Agreement is hereby amended by (a) deleting the words “after the Closing Date” in clause (vii) thereof and substituting the words “after the First Amendment Effective Date” in lieu thereof, and (b) inserting the following parenthetical immediately after the words “pursuant to any Receivables Transaction” in clause (v) thereof:

(other than the ERC Receivables Transaction)

(b) Subsection 8.6(a) of the Credit Agreement is further amended by (a) deleting the word “and” at the end of clause (xi) thereof, (b) deleting the “.” at the end of clause (xii) thereof and substituting “;” in lieu thereof and (c) inserting the following new clauses (xiii) and (xiv) at the end thereof:

(xiii)  the Dispositions of the European Specialty Transportation and Transportation Solutions businesses, provided that at the time of any such Disposition no Default or Event of Default has occurred and is continuing; and

(xiv)  the sale, transfer or discount of Receivables pursuant to any ERC Receivables Transaction.

16.   Amendments to Subsection 8.7(a).  Subsection 8.7(a) of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of clause (iv) thereof, (b) adding the word “and” at the end of clause (v) thereof and (c) inserting the following new clause (vi) at the end thereof:

(vi)  expenses in an aggregate amount not to exceed $4,000,000 incurred by Holding in connection with any secondary equity offerings by Holding initiated upon the request of any Permitted Holder under the terms of Holding’s Registration and Participation Agreement with its pre-IPO stockholders;

17.   Amendments to Subsection 8.10.  Subsection 8.10 of the Credit Agreement is hereby amended by (a) deleting the word “or” at the end of clause (a) thereof, (b) deleting the “.” at the end of clause (b) thereof and substituting “; or” in lieu thereof and (c) inserting the following new clause (c) at the end thereof:

(c)  such acquisition is the ERC Acquisition, provided that (i) the aggregate consideration (including cash and any Indebtedness assumed by the Parent Borrower or any of its Subsidiaries in connection with such acquisition, but excluding any Indebtedness of ERC and its Subsidiaries repaid in connection therewith) is approximately $100,000,000, (ii) the aggregate amount of Indebtedness of ERC and its Subsidiaries repaid in connection with such acquisition is approximately $140,000,000 and (iii) no Indebtedness shall be issued as part of the consideration for such acquisition other than the Indebtedness permitted by subsection 8.2(g) and Indebtedness hereunder.

18.   Amendment to Subsection 8.16(a).  Subsection 8.16(a) is hereby amended by inserting therein the phrase “or those in which ERC and its Subsidiaries are engaged on the First Amendment Effective Date,” immediately prior to the phrase “or which are related thereto”.

19.   Amendment to Schedule 5.16.  Schedule 5.16 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and substituting in lieu thereof the document attached hereto as Schedule 5.16.

20.   Amendment to Exhibit A-2.  Exhibit A-2 to the Credit Agreement is hereby amended by deleting such exhibit in its entirety and substituting in lieu thereof the document attached hereto as Exhibit A-2.

21.   Amendment to Schedule C.  Schedule C to the Credit Agreement is hereby amended by deleting the words “may establish, directly or indirectly, one or more special purpose, bankruptcy remote subsidiaries” in the first paragraph thereof and substituting the words “may establish, or cause to be established, directly or indirectly, one of more special purpose, bankruptcy remote subsidiaries of the Parent Borrower or of Holding”

22.   Amendment to Clause 3 of the Guarantee and Debenture.  Each Lender, by its execution and delivery of a Lender Addendum, hereby authorizes the Administrative Agent (a) to enter into an amendment to the Guarantee and Debenture to add the following words at the end of Clause 3 thereof before the period: “or any other document or instrument evidencing or governing such Secured Obligations” and (b) to execute any other documents or agreements and take any other actions, in each case reasonably incidental or ancillary to the authorization provided for in the foregoing clause (a) .

23.   Conditions to Effectiveness of this First Amendment.  This First Amendment shall become effective upon the date (the “First Amendment Effective Date”) when the following conditions are satisfied:

(a)   First Amendment to Credit Agreement.  The Administrative Agent shall have received (i) counterparts of this First Amendment, duly executed and delivered by the Borrowers and Administrative Agent and (ii) executed Lender Addenda, or facsimile transmissions thereof, substantially in the form of Exhibit A hereto (each, a “Lender Addendum”) from (A) each Tranche B Term Loan Lender, (B) Revolving Credit Lenders, the Revolving Credit Commitment of which aggregate more than 50% and (C) the Required Lenders under the Credit Agreement (calculated after giving effect to the assignment of the existing Term Loans from the Existing Lenders to the Tranche B Term Loan Lenders pursuant to subsection 11.6(g) of the Credit Agreement).

(b)   Mortgages.  The Administrative Agent shall have received, with respect to each of the Mortgages, to the extent reasonably requested by the Administrative Agent, a mortgage amendment in form and substance reasonably satisfactory to the Administrative Agent (each, a “Mortgage Amendment”), which has the effect of including all obligations of the Loan Parties in respect of the Term Loans as secured obligations under such Mortgage, executed and delivered by a duly authorized officer of the Loan Party signatory thereto.

(c)   Acquisition Agreement; Consummation of the ERC Acquisition.   The Acquisition Agreement shall not have been amended, supplemented, waived or otherwise modified in any material respect since the date thereof, except as may have been consented to in writing by the Administrative Agent acting reasonably.  The ERC Acquisition shall have been consummated in accordance with the terms and conditions of the Acquisition Agreement for an aggregate purchase price of approximately $100,000,000 (excluding fees and expenses of approximately $5,000,000, and excluding the repayment of approximately $140,000,000 of working capital Indebtedness of ERC).  None of the conditions to the respective obligations of the Parent Borrower and the Subsidiaries to consummate the ERC Acquisition and the other transactions contemplated by the Acquisition Agreement shall have been waived by the Parent Borrower or any of the Subsidiaries in any material respect without the prior written consent of the Administrative Agent.

(d)   Fees.  The Administrative Agent shall have received all fees required to be paid on or before the First Amendment Effective Date, and all expenses required to be paid on or before the First Amendment Effective Date for which invoices have been presented.

(e)   Security Documents.  The Administrative Agent shall have received the Acknowledgment and Confirmation, substantially in the form of Exhibit B hereto, executed and delivered by an authorized officer of the Parent Borrower and each other Loan Party.

(f)    Collateral Filings.  Substantially concurrently with the First Amendment Effective Date, the Administrative Agent shall have received evidence that all necessary or, in the reasonable judgment of the Administrative Agent, advisable additional or amended collateral filings have been duly made or taken and all necessary or, in the reasonable judgment of the Administrative Agent, reasonably advisable duly executed and delivered amendments to the existing Security Documents shall have became effective.

(g)   Term Loan Refinancing.  The Term Loan Refinancing shall have been consummated or arrangements reasonably satisfactory to the Administrative Agent shall have been made for the consummation thereof.  In addition, the Administrative Agent shall have received by intrabank transfer of immediately available funds all accrued interest payable pursuant to subsection 4.1(d) of the Credit Agreement, as amended hereby, and any amounts payable pursuant to subsection 4.12(c) of the Credit Agreement as a result of the Term Loan Refinancing.

(h)   Closing Certificate.  The Administrative Agent shall have received a certificate of the Parent Borrower, dated the First Amendment Effective Date, substantially in the form of Exhibit I to the Credit Agreement, with appropriate insertions and attachments.

(i)    Legal Opinions.  The Administrative Agent shall have received the following executed legal opinions:

(i) the legal opinion of Debevoise & Plimpton LLP, special New York counsel to the Parent Borrower, substantially in the form of Exhibit C-1 hereto; and

(ii) the legal opinion of Ralph Ford, Esq., counsel to the Parent Borrower, substantially in the form of Exhibit C-2 hereto.

(j)    Consents, Licenses and Approvals.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower stating that all consents, authorizations, notices and filings required in connection with this First Amendment, the making of the Tranche B Term Loans and the ERC Acquisition as contemplated hereby (except for (i) filings to perfect the Liens created by the Security Documents and (ii) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect) are in full force and effect or have the status described therein.

(k)   Financial Information.  The Lenders shall have received copies of (i) the unaudited financial statements of ERC for the 2002 and 2003 fiscal years, (ii) unaudited interim consolidated financial statements of ERC for the quarterly period ended September 30, 2004, and (iii) an estimated pro forma consolidated balance sheet of the Parent Borrower as at September 30, 2004, adjusted to give effect to the ERC Acquisition, the financing contemplated hereby and transactions relating thereto and hereto as if such transactions had occurred on such date.

(l)    Projections.  The Administrative Agent shall have received projections for the Parent Borrower and its consolidated subsidiaries, after giving effect to the ERC Acquisition, through 2010, together with a statement of assumptions underlying such projections, in form and substance reasonably satisfactory to the Lenders.

(m)  No Material Litigation.  No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened that would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transactions contemplated hereby.

(n)   Amendment Fee.  The Parent Borrower shall have paid to the Administrative Agent, on behalf of each Lender which shall have executed and delivered this First Amendment to counsel to the Administrative Agent by 5:00 P.M. (New York City time) on December 14, 2004, an amendment fee in an amount equal to 0.05% of the sum of each such Lender’s Revolving Credit Commitment.

24.   Prepayment Notice.  The Required Lenders hereby waive the requirements of subsection 4.4(a) of the Credit Agreement to the extent, but only to the extent, such subsection requires more than one Business Day’s notice of repayment to be given in connection with the Term Loan Refinancing.

25.   Assignment.  By its execution and delivery hereof, the Administrative Agent hereby acknowledges its consent to the assignment by the Existing Lenders of their Term Loans to the Tranche B Term Loan Lenders, as provided for in subsection 11.6(g) of the Credit Agreement.

26.   Term Loan Refinancing.  The Parent Borrower hereby irrevocably directs the Administrative Agent (a) to apply the proceeds of the Tranche B Term Loans in excess of $75,000,000 being funded (and not being converted) immediately upon the receipt thereof to prepay the outstanding principal of each of the Original Term Loans that are not Converted Term Loans and (b) with respect to all Converted Term Loans, to take such action as is deemed necessary or appropriate to effectuate the conversion of such Original Term Loans into Tranche B Term Loans in the manner described in paragraph (b) of subsection 2.5 of the Credit Agreement as amended hereby.

27.   Representations and Warranties.

(a)   No Default.  No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or after giving effect to the transactions contemplated herein.

(b)   Representations and Warranties.  Each of the representations and warranties made by Holding and the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date (after giving effect hereto) as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date, in which case such representations and warranties were true and correct in all material respects as of such date.

(c)   Financial Condition.

(i)            The unaudited consolidated balance sheets of each of Holding and its consolidated Subsidiaries and of the Parent Borrower and its consolidated Subsidiaries as at September 30, 2004, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated results of operations and consolidated cash flows for the nine-month period then ended, of each of Holding and its consolidated Subsidiaries and of the Parent Borrower and its consolidated Subsidiaries (subject to the omission of footnotes and normal year-end audit and other adjustments).

(ii)           All such financial statements, including the related schedules and notes thereto, if any, have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby (except as approved by a Responsible Officer of the Parent Borrower, and disclosed in any such schedules and notes, and subject to the omission of footnotes from such unaudited financial statements).

(iii)          Since December 31, 2003 there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

28.   Payment of Expenses.  The Parent Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

29.   Post-Closing Conditions; Title Insurance.  This First Amendment shall remain effective so long as the requirements of Section 21 hereof have been satisfied, and so long as, within 60 days of the date hereof, the Administrative Agent shall have received in respect of each of the existing mortgagee title policies (each, an “Existing Mortgagee Title Policy”) an endorsement or endorsements (collectively, the “Endorsements”) or marked up unconditional binder for the issuance of such Endorsements dated no later than 60 days after the First Amendment Effective Date.  Each of the Endorsements shall modify the relevant Existing Mortgage Title Policy to (a) insure that the Mortgage insured thereby (as amended) continues to be a valid first Lien on the Mortgaged Property encumbered thereby free and clear of all defects and encumbrances, except those listed on Schedule B of the Existing Mortgage Title Policies and those permitted by subsection 8.3 of the Credit Agreement and such as may be approved by the Administrative Agent; (b) name the Administrative Agent for the benefit of the Lenders; and (c) be in form and substance reasonably satisfactory to the Administrative Agent.  The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each of the Endorsements, and all charges for mortgage recording tax, if any, have been paid.  The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the Endorsements referred to in this Section and a copy, certified by such parties as the Administrative Agent may deem reasonably appropriate, of all other documents affecting the property covered by each Mortgage as shall have been reasonably requested by the Administrative Agent.

30.   Continuing Effect of the Credit Agreement.  This First Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any further or future action on the part of Holding or the Loan Parties that would require an amendment, waiver or consent of the Lenders or Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.  Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this First Amendment.

31.   Counterparts.  This First Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

32.   Severability.  Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

33.   Integration.  This First Amendment and the other Loan Documents represent the agreement of Holding, the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

34.   GOVERNING LAW.  THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Ralph A. Ford
Name: Ralph A. Ford
Title: Senior VP, Secretary and General Counsel

ALLIED ARTHUR PIERRE N.V.

By:	/s/ Ralph A. Ford
Name: Ralph A. Ford
Title: Director

ALNAV PLATINUM GROUP INC.

By:	/s/ Ralph A. Ford
Name: Ralph A. Ford
Title: Secretary

PICKFORDS AUSTRALIA PTY. LTD.

By:	/s/ Michael Filipovic
Name: Michael Filipovic
Title: Director

PICKFORDS LIMITED

By:	/s/ Ralph A. Ford
Name: Ralph A. Ford
Title:

JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent

By:	/s/ William J. Caggiano
Name: William J. Caggiano
Title: Managing Director